UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2007
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On April 22, 2007, Preformed Line Products Company (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”). Pursuant to the Agreement, the Company acquired approximately 84% of the issued and outstanding shares of Belos SA (“Belos”), a joint stock company with its registered office in Bielsko — Biała, Poland, a manufacturer and supplier of fittings for low, medium and high voltage power networks in its domestic and export markets, from BBO Spółka z o. o., a limited liability company with its registered office in Bielsko — Biała, Poland. The consideration to be paid by the Company is $6 million, subject to a holdback of $1 million. The closing is contingent upon clearance from the Polish Minister of Internal Affairs and Administration as required under the Act on Acquisition of Real Estates by Foreigners of 20 March 1920, which is expected to take eight weeks. Depending on the post-closing performance of Belos, certain earnout consideration may be paid for the year following the closing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1  Press release dated April 23, 2007, announcing the stock purchase agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Caroline A. Saylor
Caroline A. Saylor, General Counsel &
DATED: April 23, 2007	Corporate Secretary